UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The description of the Holdings LLC Agreement set forth in Item 8.01 under the heading, “Holdings LLC Agreement,” is incorporated by reference herein.

The description of the OpCo LLC Agreement set forth in Item 8.01 under the heading, “OpCo LLC Agreement,” is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

As previously reported, on October 17, 2014, Solar Star California XIII, LLC (the “Quinto Project Company”), a wholly-owned subsidiary of SunPower Corporation (“SunPower”), entered into an approximately $377 million credit facility with Santander Bank, N.A., Mizuho Bank, Ltd. and Credit Agricole Corporate & Investment Bank (the “Quinto Credit Facility”) in connection with the planned construction of the approximately 135 megawatt Quinto Solar Energy Project, located in Merced County, California (the “Project”).

On June 24, 2015, in connection with the closing of the IPO (as defined below) and the concurrent transfer of the Project to the Joint Venture (as defined below), the Quinto Project Company repaid the full amount outstanding under the Quinto Credit Facility and terminated the agreement early. Immediately before termination, there were outstanding borrowings of $224.3 million under the Quinto Credit Facility. Termination of the Quinto Credit Facility became effective upon full repayment by the Quinto Project Company on June 24, 2015. The Quinto Project Company did not incur any material penalties for early repayment of the Quinto Credit Facility.

Item 8.01	Other Events

Master Formation Agreement and Initial Public Offering

As previously reported, on March 10, 2015, First Solar, Inc. (“First Solar”) and SunPower Corporation (“SunPower” and, together with First Solar, the “sponsors”) entered into a master formation agreement (the “MFA”) to form a joint venture to own, operate and acquire solar energy systems (the “Joint Venture”). On June 24, 2015, the sponsors completed the formation of the Joint Venture, and, pursuant to the MFA, First Solar 8point3 Holdings, LLC, a wholly owned subsidiary of First Solar (“FS Holdings”), and SunPower YC Holdings, LLC, a wholly owned subsidiary of SunPower (“SP Holdings”), formed 8point3 Holding Company, LLC (“Holdings”) as the principal joint venture entity, and Holdings formed 8point3 General Partner, LLC (the “General Partner”), which is the general partner of 8point3 Energy Partners LP (the “Partnership”).

On June 24, 2015, the Partnership completed its initial public offering (the “IPO”) of 20,000,000 Class A shares representing limited partner interests in the Partnership (“Class A Shares”) at $21.00 per Class A Share pursuant to a Registration Statement on Form S-1, as amended (File No. 333-202634), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 10, 2015.

Immediately after the closing of the IPO and without the underwriters’ exercising their option to purchase additional Class A Shares, (i) SP Holdings owned 28,883,075 Class B shares representing limited partnership interests in the Partnership (“Class B Shares”), representing a 40.7% voting interest in the Partnership, and 8,778,190 common units in OpCo and 20,104,885 subordinated units in OpCo, together representing a 40.7% economic and voting interest in OpCo, (ii) FS Holdings and Maryland Solar Holdings, Inc. (“MD Solar Holdings”) owned an aggregate of 22,116,925 Class B Shares, representing a 31.1% voting interest in the Partnership, and an aggregate of 6,721,810 common units in OpCo and an aggregate of 15,395,115 subordinated units in OpCo, together representing a 31.1% economic and voting interest in OpCo, and (iii) Holdings owned all of the incentive distribution rights (“IDRs”) in OpCo, which represent a variable interest in distributions after certain distribution thresholds are met.

In connection with the formation of the Joint Venture and the closing of the IPO, and as contemplated by the MFA, on June 24, 2015 the following agreements were executed.

Holdings LLC Agreement

The Limited Liability Company Agreement (as amended, the “Holdings LLC Agreement”) of Holdings was amended and restated on June 24, 2015. Under the Holdings LLC Agreement, any action to be taken by Holdings, must be taken by a majority of the management units in Holdings, which are initially split evenly between First Solar and SunPower. Additionally, pursuant to the Holdings LLC Agreement, each of FS Holdings and SP Holdings have the right to designate two members of the General Partner’s board of directors. The three remaining directors of the General Partner are independent directors, designated by the holders of the majority of the voting interests in Holdings. Under the Holdings LLC Agreement, SunPower has the right to select the initial Chief Executive Officer of the General Partner and First Solar has the right to select the initial Chief Financial Officer of the General Partner, which rights rotate between First Solar and SunPower upon the expiration of the two-year terms of such offices.

In addition to the sponsors’ management rights described above, each sponsor is entitled to receive a portion of the economic interest of Holdings, which will be divided evenly between the sponsors initially, becoming subject to annual economic adjustment starting December 1, 2019. Such adjustment will be determined by dividing the amount of distributable cash actually generated by the projects contributed by a sponsor by the total amount of distributable cash actually generated by all projects contributed by both sponsors.

Under the Holdings LLC Agreement, the management rights of each sponsor (i.e., to hold 50% of the management units and to appoint directors and officers of the General Partner) terminate if (i) the economic interest of a sponsor falls below an agreed level for an agreed period of time, as determined with reference to the economic adjustment mechanism described in the previous paragraph or (ii) in certain circumstances, the sponsor fails to contribute additional projects to OpCo which produce a specified level of distributable cash for a certain period of time. In either case, the sponsor has the opportunity to recover certain management rights if and when (x) its economic interest exceeds an agreed level for an agreed period of time, likewise as determined with reference to the economic adjustment mechanism and (y) the sponsor no longer fails to contribute additional projects to OpCo which produce a specified level of distributable cash for a certain period of time.

GP LLC Agreement

The Limited Liability Company Agreement (as amended, the “GP LLC Agreement”) of the General Partner was amended and restated on June 24, 2015. The amendment to the GP LLC Agreement included, among other things, outlining the rights of the sole member and the management of the Partnership’s business by the board of directors of the General Partner.

Partnership Agreement

The Partnership Agreement (as amended, the “Partnership Agreement”) of the Partnership was amended and restated on June 24, 2015. Under the Partnership Agreement, management control is vested almost exclusively in the General Partner, subject to limited approval rights of the Class A Shares and Class B Shares. Such limited approval rights include certain amendments to the Partnership Agreement, merger of the Partnership or the sale of substantially all of the assets of the Partnership, dissolution of the Partnership and removal of the general partner. During the period in which subordinated units in OpCo are still outstanding, such limited approval rights generally require the approval of a majority of the outstanding Class A Shares and a majority of the outstanding Class B Shares, voting as separate classes. When no subordinated units remain outstanding, such limited approval rights generally require the approval of a majority of the outstanding Class A Shares and Class B Shares, voting together as a single class.

In addition, the Partnership Agreement requires that, within 45 days after the end of each fiscal quarter, beginning with the quarter ending August 31, 2015, the Partnership distribute all of its available cash to Class A shareholders of record on the applicable record date. The initial quarterly distribution to the holders of the Partnership’s Class A Shares will be at least $0.2097 per share, or $0.8388 per share on an annualized basis, which is equal to OpCo’s minimum quarterly distribution on OpCo’s common units.

OpCo LLC Agreement

The Limited Liability Company Agreement (as amended, the “OpCo LLC Agreement”) of OpCo was amended and restated on June 24, 2015. Under the OpCo LLC Agreement, management control is vested almost exclusively in the

Partnership, subject to limited approval rights of the OpCo common units and OpCo subordinated units, vesting ultimate management control of OpCo in the General Partner. Notwithstanding the foregoing, any matters relating to OpCo which require such limited approval rights, including certain amendments of the OpCo LLC Agreement, will require the approval of the Class A Shares and Class B Shares, as described above.

In addition, the OpCo LLC Agreement requires that, within 45 days after the end of each fiscal quarter, beginning with the quarter ending August 31, 2015, OpCo will distribute its available cash to its unitholders of record on the applicable record date. OpCo will pay a minimum quarterly distribution to the holders of OpCo’s common units and OpCo’s subordinated units of $0.2097 per unit, or $0.8388 per unit on an annualized basis, to the extent OpCo has sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including (i) expenses of the General Partner and its affiliates, (ii) the Partnership’s expenses, and (iii) payments to the sponsors and their affiliates under the MSAs (as defined below).

ROFO Agreements

On June 24, 2015, OpCo entered into (i) a Right of First Offer Agreement with First Solar and (ii) a Right of First Offer Agreement with SunPower (collectively, the “ROFO Agreements”). Under the applicable ROFO Agreement, each sponsor granted to OpCo a right of first offer to purchase certain of its solar energy projects for a period of five years following the closing of the IPO, subject to certain exceptions (including an exception for sales of a partial economic interest in such projects in connection with tax equity investments).

MSAs

On June 24, 2015, the Partnership, the General Partner, OpCo and Holdings entered into (i) a Management Services Agreement (the “FS MSA”) with First Solar 8point3 Management Services, LLC, a wholly-owned subsidiary of First Solar (the “FS Service Provider”), and (ii) a Management Services Agreement (the “SP MSA” and, together with the FS MSA, the “MSAs”) with SunPower Capital Services, LLC, a wholly-owned subsidiary of SunPower (the “SP Service Provider” and, together with FS Service Provider, the “Service Providers”). Pursuant to the MSAs, the Service Providers or their affiliates will provide certain services to the Partnership, the General Partner, OpCo and Holdings (the “Service Recipients”).

Pursuant to the SP MSA, the SP Service Provider will provide or arrange for the provision of services to the Service Recipients including, but not limited to: general oversight over the services provided under the FS MSA; preparation of certain budgets; certain cash management, billing, collection, treasury, accounting and banking services; supervision over the preparation and submission of financial statements; certain insurance services; and certain investor relations services.

Pursuant to the FS MSA, the FS Service Provider will provide or arrange for the provision of services to the Service Recipients including, but not limited to: general oversight over the services provided under the SP MSA; supervision over the preparation and filing of taxes; certain services related to information technology systems; and certain internal audit and compliance services.

OpCo, on behalf of the Partnership, the General Partner and itself, will initially pay an annual management fee of $1.1 million to the SP Service Provider and $0.6 million to the FS Service Provider, and Holdings will initially pay an annual management fee of $50,000 to each Service Provider, which such amounts will be adjusted annually for inflation. Between December 1, 2015 and November 30, 2016, each Service Provider has a one-time right to increase its management fee by an amount not to exceed 15% in the event that the such Service Provider’s costs exceed the amount of its management fee. In addition, each of OpCo and Holdings are required to reimburse the Service Providers for all out-of-pocket fees, costs and expenses the Service Providers incur in connection with the provision of services under the MSAs, subject to certain limitations. The Service Recipients are also obligated to indemnify the Service Providers and their affiliates for claims arising in connection with the provision of services under the MSAs.

Each of the MSAs has an initial term of five years (subject to specified early termination provisions), and automatically renews for successive five-year periods unless OpCo or the applicable Service Provider provides timely written notice of non-renewal.

Omnibus Agreement

On June 24, 2015, First Solar, SunPower, OpCo, the General Partner, Holdings and the Partnership entered into an omnibus agreement (the “Omnibus Agreement”), that addresses the following matters:

•
the right of each of sponsor or its designees to perform certain services for the project entities contributed by such sponsor, including certain construction, engineering, design and procurement services, certain equipment supply services, and certain operation and maintenance and administrative services (all such services to be provided on market-based terms by contract administered on an arms-length basis);

•
each sponsor’s obligation to pay to OpCo (i) all costs required to achieve commercial operation for any project contributed by such sponsor (to the extent that a project has not achieved commercial operation as of the closing of the IPO), and (ii) certain liquidated damages in the event that such project fails to achieve commercial operation pursuant to an agreed schedule;

•
each sponsor’s undertakings on the part of certain of its affiliates who are members of the contributed project entities or who provide asset management, construction, operating and maintenance and other services to such entities;

•
each sponsor’s obligation to provide and maintain credit support on behalf of the project entities contributed by such sponsor under specified circumstances, and OpCo’s obligation to reimburse such sponsor upon any demand or draw under such credit support;

•	each sponsor’s obligation to indemnify OpCo for certain costs it incurs with respect to certain tax-related events and events in connection with tax equity financing arrangements;

•	certain confidentiality obligations of all parties; and

•
the Partnership’s undertaking not to use, directly or indirectly, any service marks, trade names, domain names or related insignia containing the words “First Solar” or “SunPower” without the prior written consent of such sponsor.

Exchange Agreement

On June 24, 2015, the Partnership, the General Partner, OpCo, SP Holdings and FS Holdings entered into an exchange agreement with First Solar, SunPower, OpCo and the General Partner (the “Exchange Agreement”), under which each of SP Holdings and FS Holdings can tender common units in OpCo and an equal number of its Class B shares representing limited partnership interests in the Partnership (together, the “Tendered Units”), for redemption to OpCo and the Partnership. Each of SP Holdings and FS Holdings has the right to receive, at the election of OpCo with the approval of the conflicts committee of the General Partner, either the number of Class A Shares equal to the number of Tendered Units or a cash payment equal to the number of Tendered Units multiplied by the then current trading price of the Class A Shares. In addition, the Partnership has the right, but not the obligation, to directly purchase such Tendered Units for cash or Class A Shares at its election, subject to the approval of the conflicts committee of the General Partner.

If OpCo elects to require the delivery of Class A Shares in exchange for any Tendered Units, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events. If OpCo elects to deliver cash in exchange for such Tendered Units, or if the Partnership exercises its right to purchase Tendered Units for cash, the amount of cash payable will be based on the net proceeds received by the Partnership in a sale of an equivalent number of Class A Shares.

Registration Rights Agreement

On June 24, 2015, the Partnership, FS Holdings and SP Holdings entered into a Registration Rights Agreement, pursuant to which each of FS Holdings and SP Holdings and their affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for any Class A Shares that each acquires.

OpCo Credit Agreement

Finally, on June 24, 2015, in connection with the closing of the IPO and the Joint Venture, OpCo closed that certain Credit and Guaranty Agreement, dated as of June 5, 2015, among OpCo, the Partnership, certain subsidiaries of OpCo, various lenders party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent (the “OpCo Credit Agreement”). At the closing of the OpCo Credit Agreement, each of SP Holdings, FS Holdings and MD Solar Holdings was obligated to pledge all of its economic interests in OpCo pursuant to an Owner Pledge and Guarantee Agreement. Each of SP Holdings, FS Holdings and MD Solar Holdings executed an Owner Pledge and Guarantee Agreement on June 24, 2015, pledging all of its economic interest in OpCo.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 30, 2015	By:	/S/ LISA BODENSTEINER
	Name:	Lisa Bodensteiner
	Title:	Executive Vice President, General Counsel and Corporate Secretary